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                                                                 EXHIBIT 99.g(1)


                       STATE STREET BANK AND TRUST COMPANY
                    GLOBAL CUSTODY & ACCOUNTING FEE SCHEDULE

                                       FOR

                                   HARBOR FUND


                            EFFECTIVE OCTOBER 1, 2002


I.       PORTFOLIO AND FUND ACCOUNTING

         Includes: Maintaining multicurrency investment ledgers, and providing position and income reports. Maintaining general ledger and capital stock accounts in compliance with GAAP (FAS 52). Preparing daily trial balances. Calculating net asset values daily. Providing selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund or via State Street's pricing service (See Section III). (The fee is calculated using basis points per portfolio per annum: 1 basis point = 0.01%).


         All Funds' Net Assets (complex-wide)        .25 basis points


         Fund Minimum -- charged on all portfolios with total net assets less than $100 million. Portfolios with assets greater than $100 million will be charged at the complex-wide annual fees.

                                                     $2,000/month

         Fund minimums on all new funds will be phased in over a period of one year.

                                    Months 0-6       Waived
                                    Months 7-12      $1,000/month/portfolio
                                    Thereafter       $2,000/month/portfolio

         Annual fee per Multi-Managed Fund

                  $18,000 per additional investment manager


         MULTIPLE CLASS ACCOUNTING -- monthly, per fund

                  Second Class of Shares    $1,250
                  Each Additional Class     $  500





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II.      GLOBAL CUSTODY

         Includes: Maintaining custody of fund assets. Settling portfolio purchases and sales. Reporting buy and sell fails. Determining and collecting portfolio income. Making cash disbursements and reporting cash transactions. Monitoring corporate actions. Withholding foreign taxes. Filing foreign tax reclaims.


                                  ASSETS       TRANSACTIONS                             ASSETS     TRANSACTIONS
                              (BASIS POINTS)       ($)                                  (BASIS         ($)
                                                                                        POINTS)
---------------------------------------------------------------------------------------------------------------
     Argentina                      30.00           75.00     Jordan                      25.00          125.00
     Austria                         7.00           25.00     Kenya                       35.00          100.00
     Australia                       4.00           25.00     Korea                        7.00           30.00
     Bahrain                        45.00          125.00     Lebanon                     45.00          125.00
     Bangladesh                     35.00          100.00     Malaysia                     8.00           50.00
     Belgium                        10.00           50.00     Mauritius                   45.00          125.00
     Bermuda                        12.00          100.00     Mexico                      10.00           25.00
     Bolivia                        12.00           25.00     Morocco                     35.00          100.00
     Botswana                       35.00          100.00     Namibia                     35.00           60.00
     Brazil                         20.00           75.00     New Zealand                  5.00           30.00
     Bulgaria                       20.00          100.00     Netherlands                  3.00           30.00
     Canada                          2.00           25.00     Norway                       8.00           50.00
     Cedel                          12.00           25.00     Oman                        45.00          125.00
     Chile                          18.00           75.00     Pakistan                    25.00          100.00
     China                          18.00          100.00     Peru                        30.00          100.00
     Columbia                       35.00          100.00     Philippines                 15.00           50.00
     Croatia                        35.00          100.00     Poland                      25.00           75.00
     Cyprus                         45.00          100.00     Portugal                    10.00           75.00
     Czech Republic                 18.00           60.00     Romania                     18.00           75.00
     Denmark                         3.00           75.00     Russia                      25.00          100.00
     Ecuador                        18.00           75.00     S. Africa                    5.00           25.00
     Egypt                          18.00           75.00     Singapore                    8.00           50.00
     Estonia                        45.00           50.00     Slovak Republic             25.00           75.00
     Euroclear                       3.00           25.00     Slovenia                    45.00          100.00
     Finland                        10.00           50.00     Spain                        5.00           30.00
     France                          4.00           25.00     Sri Lanka                   25.00          100.00
     Germany                         2.00           25.00     Swaziland                   45.00           75.00
     Ghana                          35.00          100.00     Sweden                       7.00           30.00
     Greece                         18.00           75.00     Switzerland                  4.00           25.00
     Hong Kong                       8.00           50.00     Taiwan                      18.00           40.00
     Hungary                        35.00          100.00     Thailand                     5.00           35.00
     India                          45.00          125.00     Tunisia                     45.00          125.00
     Indonesia                      10.00           50.00     Turkey                      12.00           45.00
     Ireland                         7.00           45.00     U.K.                         2.00           25.00
     Israel                         18.00           50.00     Uruguay                     40.00           75.00
     Italy                           2.00           25.00     Venezuela                   35.00          125.00
     Ivory Coast                    45.00          125.00     Zambia                      45.00          100.00
     Jamaica                        45.00          100.00     Zimbabwe                    35.00          100.00
     Japan                           3.00           25.00






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
UNITED STATES - for each line item processed

State Street Bank Repos                                                               $7.00

DTC or Fed Book Entry Buy/Sell                                                       $10.00

New York Physical                                                                    $25.00

PTC Buy/Sell                                                                         $10.00

All other trades                                                                     $16.00

Maturity Collections                                                                 $ 8.00

Option charge for each option written or closing contract, per issue,                $25.00
per broker

Option expiration/Option exercised                                                   $15.00

Interest Rate Futures -- no security movement                                         $8.00

Monitoring for calls and processing coupons --                                        $5.00
for each coupon issue held -- monthly charge

Holdings charge per security per month                                                $5.00

Principal reduction payments per paydown                                             $10.00

Dividend charges (for items held at the request of                                   $50.00
traders over record date in street form)





III.     PRICING SERVICE

         Monthly Base Fee per Portfolio                                             $375.00

         Monthly Quote Charge: (based on the average number of positions in portfolio)

         - Foreign Equities and Bonds via Extel Ltd.                                  $6.00
         - Listed Equities, OTC Equities, and Bonds                                   $6.00
         - Merrill & Muller                                                          $11.00


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IV.      SPECIAL SERVICES

         Fees for activities of non-recurring nature such as consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, standardized yield calculation, and other special items will be negotiated separately.



V.       FUND ADMINISTRATION REPORTS

         State Street's State Tax Report for Massachusetts and South Carolina will be provided annually for all funds with capital gain distributions at no additional charge.

         State Street's Dividend Received Deduction Report will be provided annually for all domestic equity funds at no additional charge.


VI.      OUT-OF-POCKET EXPENSES

         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

         Telephone/Telexes
         Wire Charges ($5.25 per wire in and $5.00 out)
         Postage and Insurance
         Courier Service
         Duplicating
         Legal Fees
         Transfer Fees
         Sub-Custodian Out-of-Pocket Charges (e.g. stamp duties, registration, etc.)
         Price Waterhouse Audit Letter (SAS70)
         Federal Reserve Fee for Return Check Items Over $2,500 -- $5.25 each GNMA Transfer - $15.00 Each




HARBOR FUND                                 STATE STREET BANK & TRUST CO.

By:      _______________________            By:      ______________________

Title:   _______________________            Title:   ______________________

Date:    _______________________            Date:    ______________________